FOR IMMEDIATE RELEASE

Investor Contact
Peter DeNardo
Amyris, Inc.
+1 (510) 597-5592
denardo@amryis.com

AMYRIS, INC. REPORTS
SECOND QUARTER 2020 RESULTS

Record Quarter for Consumer Brands with 3X Revenue Growth

Lowest Cash Operating Expenses in Five Quarters

$200 Million Private Placement Significantly Reduced Debt and Debt Servicing Expense

EMERYVILLE, CA – August 6, 2020 –  Amyris, Inc. (Nasdaq: AMRS), a leading synthetic biotechnology company in Clean Health and Beauty markets through its consumer brands and a top supplier of sustainable and natural ingredients, today announced financial results for its second quarter ended June 30, 2020.

Highlights
•Completed $200 million private placement during Q2; largest raise in the history of the company
•Reduced debt by $121 million or 40% since start of 2020. Improves H2 2020 debt servicing cash costs by $30 million
•Q2 Recurring Revenue for Consumer & Ingredients of $26 million more than doubled YOY. Record quarter for Consumer brands with revenue tripling YOY from strong online sales
•Cash Operating Expenses of $43 million were the lowest in the five sequential quarters and down 6% versus prior year. Lower G&A and R&D expense was partly reinvested in consumer brands
•Signed commercial partnership for Purecane™ in commercial baking applications with AB Mauri
•Signed term sheet for a scientific partnership with Infectious Disease Research Institute (IDRI) to create RNA vaccine platform

Management Comments
“Our business and our people have shown strong resilience during these unprecedented times. Keeping everyone safe has been our number one priority while continuing to grow revenue and improve operations. COVID has certainly had an impact in how we operate the business. For example, COVID has impacted progress with third party manufacturing,” said John Melo, President and Chief Executive Officer. “Lower consumer revenue from store closures was mitigated by consumers transitioning online. Our consumer brands saw record revenue in the quarter and, for the first time, was equal in size to our ingredients portfolio. We expect second half consumer revenue to more than double that of the first half of this year. This shift in our portfolio will continue with significantly larger sustainable and predictable product revenue relative to collaboration programs.”

Continued Melo, “We have executed on commercial and scientific strategic partnerships such as Purecane in commercial baking applications with AB Mauri and to create an RNA vaccine platform with IDRI. Our focus on improvement of operational economics as it relates to scale-up of both new ingredients and our young brands continues, and we made significant progress on improving our capital structure. During Q2, we raised $200 million from a private placement with high-quality investors of which 70% were new and 90% with a health care, biotechnology and/or long orientation.”

Strategic Priorities
The strategic priorities we set out at the start of 2020 support our goals for growth, sustained cash generation, and profitability.

	Strategic Priorities	Q2 Progress
1	High growth consumer brands	•Record quarter for Consumer brands with revenue tripling YOY from strong online sales •Pipette brand grew 10X versus Q1 2020
2	Scientific and commercial collaboration	•Commercial partnership with AB Mauri for Purecane in commercial baking applications •Scientific partnership with IDRI for rights to their RNA vaccine platform
3	Supply chain optimization
•Continued production efficiencies with squalane for Clean Beauty and Personal Care
•60% higher ingredients production output in H1 and improved unit costs
•Advanced squalene adjuvant to commercial scale-up
•Construction of our Brazil plant continues with full commissioning expected by Q4 of 2021

4	Improved balance sheet, earnings and cash flow	•Completed $200 million private placement •Reduced debt by $121 million or 40% since start of 2020. Improves H2 2020 cash debt servicing by $30 million

Sequential Sales Revenue

Sequential Trend $m	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020
Consumer & Ingredients	12	12	20	20	19	26
Collaboration & Grants	2	10	15	11	5	4
Recurring Revenue	15	22	35	32	24	30
One-off	--	41	--	9	5	--
Reported Revenue	15	63	35	41	29	30
•Q2 Recurring Revenue of $30 million showed continued growth year-over-year (+36%) and was +23% versus the prior quarter
•Q2 was a record quarter for Consumer & Ingredients with Revenue more than doubling to $26 million year-over-year. Revenue of Consumer brands tripled year-over-year from strong online sales. Ingredients Revenue grew in excess of 50% year-over-year

•Collaboration Revenue of $4 million was below the prior-year quarter and continues to be choppy as expected

Q2 2020 Results
Variance $ and Variance % in the following tables and comments may not foot due to rounding
$ Million except EPS

As Reported	2020	2019	Variance $	Variance %
Sales Revenue	30	63	(33)	(52%)
Gross Margin	36%	84%	-4800bps	--
Net Income	(104)	(71)	(33)	(47%)
Adj. Net Income	(58)	(14)	(44)	(306%)
EBITDA	(86)	(22)	(64)	(291%)
Adj. EBITDA	(36)	2	(38)	(2,170%)
Diluted EPS	(0.56)	(0.76)	0.20	26%
Adj. Diluted EPS	(0.32)	(0.15)	(0.16)	(104%)
•GAAP Net Income of -$104 million, including $49 million of non-cash adjustments, was down $33 million due to non-cash adjustments related to fair value changes of derivatives and debt, extinguishment of debt and higher interest expense. 2019 included $41 million income from one-off Vitamin E royalty
•Diluted EPS of -$0.56 compared with -$0.76 for Q2 2019

Excluding One-off*	2020	2019	Variance $	Variance %
Recurring Revenue	30	22	8	36%
Gross Margin	36%	54%	-1800bps	--
Adj. EBITDA	(36)	(39)	3	8%
*Q2 2019 included $41 million one-off Vitamin E royalty income, which impacts YOY comparisons

•Recurring Sales Revenue of $30 million up 36% versus the prior-year quarter with strong growth seen in Consumer & Ingredients product sales, partly offset by lower Collaboration & Grants Revenue
•Gross Margin of 36% compared to 54% in Q2 2019, and was down due to lower Collaboration Revenue (100% accretive to earnings), and a larger proportion of Revenue from scale-up products with immature margin economics
•Adjusted EBITDA of -$36 million compared to -$39 million for the same quarter last year due to improvements in cash operating expenses

Year-to-Date (YTD) Results
Variance $ and Variance % in the following tables and comments may not foot due to rounding
$ Million except EPS

As Reported	2020	2019	Variance $	Variance %
Sales Revenue	59	77	(18)	-23%
Gross Margin	50%	62%	-1200bps	--
Net Income	(191)	(135)	(56)	-42%
Adj. Net Income	(102)	(73)	(29)	-40%
EBITDA	(157)	(75)	(82)	-110%
Adj. EBITDA	(62)	(43)	(19)	-44%
Diluted EPS	(1.12)	(1.59)	0.47	29%
Adj. Diluted EPS	(0.60)	(0.91)	0.31	35%
•GAAP Net Income of -$191 million was down $56 million due to non-cash adjustments related to fair changes of derivatives and debt, extinguishment of debt and higher interest expense
•Diluted EPS of -$1.12 compared with -$1.59 for YTD 2019

Excluding One-off*	2020	2019	Variance $	Variance %
Sales Revenue	54	37	18	48%
Gross Margin	45%	20%	+2500bps	--
Adj. EBITDA	(67)	(84)	17	20%
*YTD 2019 included $40 million one-offs and YTD 2020 included $5 million one-off for a net $35 million YOY

•Recurring Sales Revenue of $54 million up $18 million or 48% versus H1 2019 with 83% growth in Consumer & Ingredients product sales, partly offset by lower Collaboration & Grants Revenue
•Gross Margin of 45% compared to 20% in Q2 2019, and delivered a $17 million improvement driven by a combination of higher margin consumer brands and lower units cost in Ingredients
•Adjusted EBITDA of -$67 million compared to -$84 million for H1 last year due to increased Consumer Revenue and improvements in margin contribution

Full Year 2020 Outlook
Based on current estimates, the full year Sales Revenue target indicates approximately 44% growth versus 2019 GAAP sales revenue of $153 million, and approximately 80% versus 2019 recurring sales of $104 million. Based on expected sales mix, Gross Margin is expected to be between 55-60% of revenue. Adjusted EBITDA is expected to turn positive during Q4 of this year.

COVID continues to present significant uncertainties to which we do not have full visibility.

FINANCIAL RESULTS AND NON-GAAP INFORMATION

To supplement our financial results and guidance presented on a GAAP basis, we use non-GAAP measures that we believe are helpful in understanding our results. These non-GAAP measures are among the factors management uses in planning and forecasting future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to Amyris’ historical performance as well as comparisons to the operating results of other companies. Management believes these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management to understand, manage, and evaluate our business and make operating decisions. Our non-GAAP financial measures include the following:

Non-GAAP net income (loss) is calculated as GAAP net income/loss excluding stock-based compensation expense, gains or losses from change in fair value of debt, gains and losses from changes in the fair value of derivatives, losses on debt extinguishment, income attributable to noncontrolling interest, deemed dividends, other (income) expense, net, loss from investment in affiliate, and losses allocated to participating securities.

Adjusted diluted EPS is calculated by dividing Non-GAAP net income (loss) by the weighted average shares, basic and diluted outstanding for the period.

Non-GAAP Gross Margin (Gross Margin) is calculated as GAAP revenues divided by GAAP cost of products sold excluding excess capacity, depreciation and amortization and other costs/provisions.

EBITDA is calculated as GAAP net loss less losses allocated to participating securities, interest, tax provision, depreciation and amortization.

Adjusted EBITDA is calculated as EBITDA less stock-based compensation expense, gains or losses from change in fair value of debt, gains and losses from changes in the fair value of derivatives, losses on debt extinguishment, income attributable to noncontrolling interest, deemed dividends, other (income) expense, net, and loss from investment in affiliate.

Non-GAAP financial information is not prepared under a comprehensive set of accounting rules, and therefore, should only be read in conjunction with financial information reported under U.S. GAAP in order to understand Amyris’ operating performance. A reconciliation of the non-GAAP financial measures presented in this release to the most directly comparable GAAP financial measure, is provided in the tables attached to this press release.

Conference Call
Amyris will host its second quarter 2020 conference call today August 6, 2020 at 9:00 am ET (6:00 am PT) to discuss its financial results. Those who wish to listen to the conference call should dial into (888) 567-1603 (U.S. and International) and ask to be joined to the Amyris, Inc. call. A live webcast of the call will be available online on the Amyris website. To listen via live webcast, please visit: http://investors.amyris.com.

If you are unable to listen to the live call, the webcast will be archived on the Company’s website. A replay of the webcast will be available on the Investor Relations section of the company's website approximately two hours after the conclusion of the call. Additional information on Amyris’ second quarter 2020 results can also be found on the Company’s website.

About Amyris
Amyris (Nasdaq: AMRS) is a science and technology leader in the research, development and production of sustainable ingredients for the Clean Health & Beauty and Flavors & Fragrances markets. Amyris uses an impressive array of exclusive technologies, including state-of-the-art machine learning, robotics and artificial intelligence. Our ingredients are included in over 3,000 products from the world's top brands, reaching more than 200 million consumers. Amyris is proud to own three consumer brands - all built around its No Compromise® promise of clean ingredients: Biossance™ clean beauty skincare, Pipette™ clean baby skincare and Purecane™, a zero-calorie sweetener naturally derived from sugarcane. For more information, please visit www.amyris.com.

Forward-Looking Statements

This release contains forward-looking statements, and any statements other than statements of historical fact could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding future events, such as expected revenue, including potential impacts of COVID-19, product and collaboration revenues, recurring revenue, adjusted EBITDA, gross margin and operating expenses through 2020, including anticipated growth for Amyris’s consumer brands, sustained cash generation and profitability, expected creation of RNA vaccine platform, expected operational optimization, production volume, delivery and cost reduction in 2020, including the construction of a new plant in Brazil, and expectations regarding Amyris’s financial and operational results and ability to achieve its business plan in 2020 and beyond. These statements are based on management's current expectations and actual results and future events may differ materially due to risks and uncertainties, including risks related to Amyris's liquidity and ability to fund operating and capital expenses, risks related to its financing activities, risks related to potential delays or failures in development, production and commercialization of products, risks related to Amyris's reliance on third parties, and other risks detailed from time to time in filings Amyris makes with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Amyris disclaims any obligation to update information contained in these forward-looking statements, whether as a result of new information, future events, or otherwise.

Amyris, the Amyris logo, No Compromise, Biossance, Pipette, and Purecane are trademarks or registered trademarks of Amyris, Inc. in the U.S. and/or other countries.

SOURCE Amyris, Inc.

For further information: Peter DeNardo, Senior Director, Investor Relations and Corporate Communications, Amyris, Inc., 510-740-7481, investor@amyris.com

###
Financial Tables Follow

Amyris, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)	June 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$ 99,998	$ 270
Restricted cash	362	469
Accounts receivable, net	22,029	16,322
Accounts receivable - related party, net	94	3,868
Contract assets	11,724	8,485
Contract assets - related party	1,203	-
Inventories	33,059	27,770
Deferred cost of products sold - related party	7,709	3,677
Prepaid expenses and other current assets	14,531	12,750
Total current assets	190,709	73,611
Property, plant and equipment, net	27,394	28,930
Contract assets, noncurrent - related party	-	1,203
Deferred cost of products sold, noncurrent - related party	14,260	12,815
Restricted cash, noncurrent	960	960
Recoverable taxes from Brazilian government entities	5,725	7,676
Right-of-use assets under financing leases, net	11,422	12,863
Right-of-use assets under operating leases, net	11,662	13,203
Other assets	5,557	9,705
Total assets	$ 267,689	$ 160,966
Liabilities, Mezzanine Equity and Stockholders' Deficit
Current liabilities:
Accounts payable	$ 22,779	$ 51,234
Accrued and other current liabilities	49,110	36,655
Financing lease liabilities	3,605	3,465
Operating lease liabilities	4,893	4,625
Contract liabilities	5,180	1,353
Debt, current portion	43,482	45,313
Related party debt, current portion	-	18,492
Total current liabilities	129,049	161,137
Long-term debt, net of current portion	23,532	48,452
Related party debt, net of current portion	138,898	149,515
Financing lease liabilities, net of current portion	2,305	4,166
Operating lease liabilities, net of current portion	12,457	15,037
Derivative liabilities	5,833	9,803
Other noncurrent liabilities	15,254	23,024
Total liabilities	327,328	411,134
Commitments and contingencies
Mezzanine equity:
Contingently redeemable common stock	5,000	5,000
Stockholders’ deficit:
Preferred stock	-	-
Common stock	20	12
Additional paid-in capital	1,935,252	1,543,668
Accumulated other comprehensive loss	(48,708)	(43,804)
Accumulated deficit	(1,953,919)	(1,755,653)
Total Amyris, Inc. stockholders’ deficit	(67,355)	(255,777)
Noncontrolling interest	2,716	609
Total stockholders' deficit	(64,639)	(255,168)
Total liabilities, mezzanine equity and stockholders' deficit	$ 267,689	$ 160,966

Amyris, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except shares and per share amounts)	2020	2019	2020	2019
Revenue:
Renewable products (includes related party revenue of $56, $0, $105 and $2, respectively)	$ 25,188	$ 12,120	$ 43,042	$ 24,004
Licenses and royalties (includes related party revenue of $0, $40,682, $3,750 and $40,302, respectively)	990	40,964	6,151	41,082
Grants and collaborations (includes related party revenue of $1,251, $2,646, $4,269 and $3,042, respectively)	3,827	9,610	9,942	11,982
Total revenue (includes related party revenue of $1,307, $43,328, $8,124 and $43,346, respectively)	30,005	62,694	59,135	77,068
Cost and operating expenses:
Cost of products sold	23,098	15,121	34,888	32,828
Research and development(1)	16,965	19,222	34,091	37,061
Sales, general and administrative(1)	30,503	30,862	62,517	59,115
Total cost and operating expenses	70,566	65,205	131,496	129,004
Loss from operations	(40,561)	(2,511)	(72,361)	(51,936)
Other income (expense):
Interest expense	(20,118)	(15,217)	(35,120)	(27,751)
Loss from change in fair value of derivative instruments	(11,779)	-	(8,497)	(2,039)
Loss from change in fair value of debt	(14,949)	(14,444)	(31,452)	(16,574)
Loss upon extinguishment of debt	(22,029)	(5,875)	(49,348)	(5,875)
Other income (expense), net	1,945	(41)	1,949	(156)
Total other expense, net	(66,930)	(35,577)	(122,468)	(52,395)
Loss before income taxes and loss from investment in affiliate	(107,491)	(38,088)	(194,829)	(104,331)
Provision for income taxes	(547)	-	(638)	-
Loss from investment in affiliate	(277)	-	(692)	-
Net loss	(108,315)	(38,088)	(196,159)	(104,331)
Less: income attributable to noncontrolling interest in Aprinnova	(2,107)	-	(2,107)	-
Net loss attributable to Amyris, Inc.	(110,422)	(38,088)	(198,266)	(104,331)
Less: deemed dividend to preferred stockholder on issuance and modification of common stock warrants	-	(34,964)	-	(34,964)
Less: loss allocated to participating securities	6,361	2,255	7,435	4,690
Net loss attributable to Amyris, Inc. common stockholders	$ (104,061)	$ (70,797)	$ (190,831)	$ (134,605)

Loss per share attributable to common stockholders, basic and diluted	$ (0.56)	$ (0.76)	$ (1.12)	$ (1.59)

Weighted-average shares of common stock outstanding used in computing loss per share of common stock, basic and diluted	184,827,330	92,785,752	169,946,482	84,831,269

(1) Includes stock-based compensation expense as follows:
Research and development	$ 781	$ 676	$ 1,846	$ 1,339
Sales, general and administrative	2,150	2,699	4,589	5,488
	$ 2,931	$ 3,375	$ 6,435	$ 6,827

Amyris, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share data)	2020	2019	2020	2019
Net loss attributable to Amyris, Inc. common stockholders (GAAP)	$ (104,061)	$ (70,797)	$ (190,831)	$ (134,605)
Non-GAAP adjustments:
Stock-based compensation expense	2,931	3,375	6,435	6,827
Loss from change in fair value of derivative instruments	11,779	-	8,497	2,039
Loss from change in fair value of debt	14,949	14,444	31,452	16,574
Loss upon extinguishment of debt	22,029	5,875	49,348	5,875
Income attributable to noncontrolling interest in Aprinnova	2,107	-	2,107	-
Deemed dividend to preferred stockholder on issuance and modification of common stock warrants	-	34,964	-	34,964
Loss allocated to participating securities	(6,361)	(2,255)	(7,435)	(4,690)
Other (income) expense, net, and loss from investment in affiliate	(1,668)	41	(1,257)	156
Net loss attributable to Amyris, Inc. common stockholders (non-GAAP)	$ (58,295)	$ (14,353)	$ (101,684)	$ (72,860)

Weighted-average shares outstanding
Weighted-average shares of common stock outstanding used in computing loss per share of common stock, basic and diluted	184,827,330	92,785,752	169,946,482	84,831,269

Loss per share attributable to Amyris, Inc. common stockholders - Basic (GAAP)	$ (0.56)	$ (0.76)	$ (1.12)	$ (1.59)
Non-GAAP adjustments:
Stock-based compensation expense	0.02	0.04	0.04	0.08
Loss from change in fair value of derivative instruments	0.06	-	0.05	0.02
Loss from change in fair value of debt	0.08	0.16	0.19	0.20
Loss upon extinguishment of debt	0.12	0.06	0.29	0.07
Income attributable to noncontrolling interest in Aprinnova	0.01	-	0.01	-
Deemed dividend to preferred stockholder on issuance and modification of common stock warrants	-	0.38	-	0.41
Loss allocated to participating securities	(0.03)	(0.02)	(0.04)	(0.06)
Other (income) expense, net, and loss from investment in affiliate	(0.01)	0.00	(0.01)	0.00
Net loss per share attributable to Amyris, Inc. common stockholders - Basic (non-GAAP)(1)	$ (0.32)	$ (0.15)	$ (0.60)	$ (0.86)
(1) Amounts may not sum due to rounding.
	Three Months Ended June 30,		Six Months Ended June 30,
Adjusted EBITDA	2020	2019	2020	2019
GAAP net loss attributable to Amyris, Inc. common stockholders	$ (104,061)	$ (70,797)	$ (190,831)	$ (134,605)
Interest expense	20,118	15,217	35,120	27,751
Income taxes	547	-	638	-
Depreciation and amortization	1,675	873	3,395	1,722
Income attributable to noncontrolling interest in Aprinnova	2,107	-	2,107	-
Deemed dividend to preferred stockholder on issuance and modification of common stock warrants	-	34,964	-	34,964
Loss allocated to participating securities	(6,361)	(2,255)	(7,435)	(4,690)
EBITDA	(85,975)	(21,998)	(157,006)	(74,858)
Loss from change in fair value of derivative instruments and debt, loss upon extinguishment of debt, other (income) expense, and loss from investment in affiliate	47,089	20,360	88,040	24,644
Stock-based compensation	2,931	3,375	6,435	6,827
Adjusted EBITDA	$ (35,955)	$ 1,737	$ (62,531)	$ (43,387)

Amyris, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2020	2019	2020	2019
Revenue (GAAP and non-GAAP)	$ 30,005	$ 62,694	$ 59,135	$ 77,068

Cost of products sold (GAAP)	$23,098	$15,121	$34,888	$32,828
Other costs/provisions	(3,312)	(4,512)	(4,127)	(2,504)
Excess capacity	(415)	(233)	(481)	(673)
Depreciation and amortization	(206)	(141)	(440)	(278)
Cost of products sold (non-GAAP)	$ 19,165	$ 10,235	$ 29,840	$ 29,373

Adjusted gross profit (non-GAAP)	$ 10,840	$ 52,459	$ 29,295	$ 47,695
Gross margin %	36%	84%	50%	62%

Research and development expense (GAAP)	$ 16,965	$ 19,222	$ 34,091	$ 37,061
Stock-based compensation expense	(781)	(676)	(1,846)	(1,339)
Depreciation and amortization	(1,267)	(435)	(2,491)	(870)
Research and development expense (non-GAAP)	$ 14,917	$ 18,111	$ 29,754	$ 34,852

Sales, general and administrative expense (GAAP)	$30,503	$30,862	$ 62,517	$ 59,115
Stock-based compensation expense	(2,150)	(2,699)	(4,589)	(5,488)
Depreciation and amortization	(202)	(297)	(464)	(575)
Sales, general and administrative expense (non-GAAP)	$28,151	$27,866	$ 57,464	$ 53,052